Exhibit 99.1

Kairous Acquisition Corp. Limited Announces Additional Contribution to Trust Account to Extend Period to Consummate Business Combination

Singapore, March 18, 2025 (GLOBE NEWSWIRE) — Kairous Acquisition Corp. Limited (OTCPINK: KACL, the “Company”), a special purpose acquisition company, announced today that Kairous Asia Limited, the Company’s initial public offering sponsor (“Sponsor”), has deposited into the Company’s trust account (the “Trust Account”) an aggregate of $50,000, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from March 16, 2025 to April 16, 2025. The Company issued a promissory note to Sponsor with a principal amount equal to the amount deposited. The promissory note bears no interest and will be converted into the Company’s ordinary shares at a price of $10.10 per share at the closing of a business combination by the Company. The purpose of the extension is to provide time for the Company to complete a business combination.

About Kairous Acquisition Corp. Limited

Kairous Acquisition Corp. Limited is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

Kairous Acquisition Corp. Limited

Athiwat Apichote

ir.kairous@gmail.com